Exhibit 10.1

STOCKHOLDER SUPPORT AGREEMENT

STOCKHOLDER SUPPORT AGREEMENT, dated as of March 2, 2020 (this “Agreement”), by and among VectoIQ Acquisition Corp., a Delaware corporation (“VectoIQ”), and certain of the stockholders of Nikola Corporation , a Delaware corporation (the “Company”), whose names appear on the signature pages of this Agreement (each, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, VectoIQ, VCTIQ Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of VectoIQ (“Merger Sub”), and the Company propose to enter into, simultaneously herewith, a business combination agreement in the form attached hereto as Exhibit B (the “BCA”; terms used but not defined in this Agreement shall have the meanings ascribed to them in the BCA), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of VectoIQ; and

WHEREAS, as of the date hereof, each Stockholder owns of record the number of shares of Company Common Stock and Company Preferred Stock as set forth opposite such Stockholder’s name on Exhibit A hereto (all such shares of Company Common Stock and Company Preferred Stock and any shares of Company Common Stock and Company Preferred Stock of which ownership of record or the power to vote is hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.  Agreement to Vote. Each Stockholder, by this Agreement, with respect to its Shares, severally and not jointly, hereby agrees, regardless of whether or not there shall have been a Company Adverse Recommendation Change, to vote, at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company (which written consent shall be delivered promptly, and in any event within twenty four (24) hours, after the Company requests such delivery), all of such Stockholder’s Shares held by such Stockholder at such time (a) in favor of the approval and adoption of the BCA and approval of the Merger and all other transactions contemplated by the BCA (including but limited to approval of the conversion of all preferred stock of the Company into Company Common Stock subject to and effective immediately prior to the Closing under the BCA) and (b) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the BCA or that would reasonably be expected to result in the failure of the Merger from being consummated. Each Stockholder acknowledges receipt and review of a copy of the BCA.

2.  Termination of Stockholder Agreement, Related Agreements. Each Stockholder, by this Agreement, with respect to its Shares, severally and not jointly, hereby agrees to terminate, subject to and effective immediately prior to the Closing under the BCA provided that all Terminating Rights (as defined below) between the Company or any of its subsidiaries and any other holder of Company capital stock shall also terminate at such time, (a) that certain Fourth Amended and Restated Stockholder Agreement dated as of September 30, 2019 among the Company and the stockholders of the Company named therein (the “Stockholder Agreement”) and (b) if applicable to Stockholder, any rights under any letter agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to stockholders of the Company (the "Terminating Rights") between Stockholder and the Company, but excluding, for the avoidance of doubt, any rights such Stockholder may have that relate to any commercial or employment agreements or arrangements between such Stockholder and the Company or any subsidiary, which shall survive in accordance with their terms.

3.  Transfer of Shares. Each Stockholder severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer pursuant to the BCA (including but not limited to Section 7.18 thereof) or to another stockholder of the Company that is a party to this Agreement and bound by the terms and obligations hereof, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares; provided, that the foregoing shall not prohibit the transfer of the Shares to an affiliate of Stockholder, but only if such affiliate of such Stockholder shall execute this Agreement or a joinder agreeing to become a party to this Agreement.

4.  No Solicitation of Transactions. Each of the Stockholders severally and not jointly, agrees not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing information) the submission of, or participate in any discussions or negotiations regarding, any transaction in violation of the BCA or (b) participate in any discussions or negotiations regarding, or furnish to any person, any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, a Company Superior Proposal in violation of the BCA. Each Stockholder shall, and shall direct its representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Company Acquisition Proposal or Business Combination Proposal (other than the transactions contemplated by the BCA) to the extent required by the BCA. Each Stockholder may respond to any unsolicited proposal regarding an Acquisition Proposal by indicating that the Company is subject to an exclusivity agreement and such Stockholder is unable to provide any information related to the Company or entertain any proposals or offers or engage in any negotiations or discussions concerning an Acquisition Proposal for as long as the BCA remains in effect.

5.  Representations and Warranties. Each Stockholder severally and not jointly, represents and warrants to VectoIQ as follows:

(a)                The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to such Stockholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any encumbrance on any Shares (other than under this Agreement, the BCA and the agreements contemplated by the BCA) or (iv) conflict with or result in a breach of or constitute a default under any provision of such Stockholder’s governing documents.

(b)                As of the date of this Agreement, such Stockholder owns exclusively of record and has good and valid title to the Shares set forth opposite the Stockholder’s name on Exhibit A free and clear of any security interest, lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities laws, (iii) the Company’s Certificate of Incorporation and bylaws and (iv) the Stockholder Agreement, and as of the date of this Agreement, such Stockholder has the sole power (as currently in effect) to vote and right, power and authority to sell, transfer and deliver such Shares, and such Stockholder does not own, directly or indirectly, any other Shares.

(c)                Such Stockholder has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Stockholder.

6.  Termination. This Agreement and the obligations of the Stockholders under this Agreement shall automatically terminate upon the earliest of (a) the Effective Time; (b) the termination of the BCA in accordance with its terms and (c) the effective date of a written agreement of the parties hereto terminating this Agreement. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided that nothing in this Section 6 shall relieve any party of liability for any willful material breach of this Agreement occurring prior to termination. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

7.  Miscellaneous.

(a)       Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b)       All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 7(b)):

If to VectoIQ, to it at:

VectoIQ Acquisition Corp.

1354 Flagler Drive

Mamaroneck, NY 10543

Attention: Steve Girsky

Email:  sgirsky@vectoiq.com

with a copy to:

Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
Attention: Alan I. Annex, Esq.

Email: annexa@gtlaw.com

If to a Stockholder, to the address or email address set forth for Stockholder on the signature page hereof.

(c)       If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d)       This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto.

(e)       This Agreement shall be binding upon and inure solely to the benefit of each party hereto (and VectoIQ’s permitted assigns), and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Stockholder shall be liable for the breach by any other Stockholder of this Agreement.

(f)       The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(g)       This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h)       This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i)       At the request of VectoIQ, in the case of any Stockholder, or at the request of the Stockholders, in the case of VectoIQ, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(j)       This Agreement shall not be effective or binding upon any Stockholder until after such time as the BCA is executed and delivered by the Company, VectoIQ and Merger Sub.

(k)       Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 7(k).

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

VectoIQ Acquisition Corp.

By:	/s/ Stephen Girsky
Name:	Stephen Girsky
Title:	President and Chief Executive Officer

Signature page to Stockholder Support Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

M&M RESIDUAL, LLC

By:	/s/ Trevor Milton
Print Name:	Trevor Milton

Title:

Address:	4141 E Broadway Rd.
Phoenix, AZ 85040

Email:	trevor@nikolamotor.com

T&M Residual, LLC

By:	/s/ Trevor Milton
Print Name:	Trevor Milton

Title:	Manager

Address:	4141 E Broadway Rd.
Phoenix, AZ 85040

Email:	trevor@nikolamotor.com

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OTW STL LLC

By:	/s/ William Milton
William Milton

Title:	Member
Address:	2415 Via Linda Cir.
St. George, UT 84790

Email:	wlm84765@gmail.com

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GREEN NIKOLA HOLDINGS LLC

By:	/s/ Haeyoung Lee
Name:	Haeyoung Lee
Title:	President
Address:	3040 Post Blvd.
Houston, TX 77056
Email:	harris.lee@hanwha-usa.com

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LEGEND CAPITAL PARTNERS

By:	/s/ DeWitt C. Thompson, V
Name:	DeWitt C. Thompson, V
Title:	President
Address:	1245 Bridgestone Blvd.
Lavergne, TN 37086
Email:	dewitt5@tmcat.com

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THOMPSON NIKOLA, LLC

By:	/s/ DeWitt C. Thompson, V
Name:	DeWitt C. Thompson, V
Title:	President
Address:	1245 Bridgestone Blvd.
Lavergne, TN 37086
Email:	dewitt5@tmcat.com

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THOMPSON NIKOLA II, LLC

By:	/s/ DeWitt C. Thompson, V
Name:	DeWitt C. Thompson, V
Title:	President
Address:	1245 Bridgestone Blvd.
Lavergne, TN 37086
Email:	dewitt5@tmcat.com

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

VA SPRING NM, LLC

By:	/s/ Jason Breeding
Name:	Jason Breeding
Title:	General Counsel & Corp. Secretary
Address:	One Letterman Drive
Building D, 4th floor
San Francisco, CA 94129
Email:	jbreeding@valueact.com

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

VALUEACT SPRING MASTER FUND, L.P.

By:	/s/ Jason Breeding
Name:	Jason Breeding
Title:	General Counsel & Corp. Secretary
Address:	One Letterman Drive
Building D, 4th floor
San Francisco, CA 94129
Email:	jbreeding@valueact.com

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

NIMBUS HOLDINGS LLC
a Delaware limited liability company

By:	/s/ Johannes-Joerg Rueger
Name:	Johannes-Joerg Rueger
Title:	President

By:	/s/ Guido Stueber
Name:	Guido Stueber
Title:	Vice President

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Iveco S.p.A.

By:	/s/ Gerrit Marx
Name:	Gerrit Marx
Title:	President Commercial & Special Vehicles CNH Industrial
Address:	Via Puglia 35,
Turin, Italy
Email:	gerrit.marx@cnhind.com